EXHIBIT 10.2


                              EMPLOYMENT AGREEMENT


     This Employment Agreement (the "Agreement") as originally made October 3, 2003, by and between Knight Fuller, Inc., a Delaware corporation ("Employer"), and William G. Knuff, III ("Employee").

                                     Recital

     The Board of Directors of Employer and Employee desire to enter into a written employment agreement under which Employee is granted certain rights in consideration of his service to Employer.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

     1. Engagement. Employer hereby engages Employee to perform services and duties for Employer in the capacity of Co-Chief Executive Officer. Employee accepts such engagement and hereby agrees to perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by persons situated in a similar executive capacity. Excluding discretionary periods of vacation and sick leave to which the Employee is entitled, the Employee agrees to devote reasonable attention and time to the business and affairs of Employer to the extent necessary to discharge the responsibilities assigned to the Employee hereunder.

     2. Term. The initial term of employment under this Agreement shall be for the period commencing on the date hereof, and ending October 31, 2005; provided, however, that the term of this Agreement shall be automatically extended for one
(1) year on each anniversary this Agreement unless either Employer or Employee shall have given written notice to the other at least ninety (90) days prior thereto that the term of this Agreement shall not be so extended.

     3. Compensation. In consideration of the services to be rendered by Employee, Employer shall pay Employee an annual base salary of up to five hundred thousand dollars (US $500,000), not to exceed the lesser of (i) 1.0% annually of Employer's reported gross asset value, or (ii) 5.0% annually of Employer's reported total shareholder's equity, payable monthly based upon the ending balance sheet for the previous quarter. Employer may in its discretion from time to time increase, but may not decrease, Employee's base salary. Both Employer and Employee note that it is possible for the Employee's actual salary to decrease, without any action on the part of the Employer's Board of Directors, since it is calculated based on Employer's quarterly reported gross asset value and shareholder's equity, which is subject to periodic fluctuation.

     4. Expenses. Employee shall be entitled to receive prompt reimbursement of all expenses reasonably incurred by him in connection with the performance of his duties hereunder or for promoting, pursuing or otherwise furthering the business or interests of Employer. Employer may require as a condition to reimbursement the submission of an expense report accompanied by appropriate receipts or other suitable evidence of the expenditure.

     5. Benefits. Employee shall be entitled to receive all standard benefits offered by Employer to its employees and such other benefits as Employer may in its discretion provide to Employee, including bonuses or other incentive compensation. No bonus or incentive compensation shall be or be deemed to be an increase in Employee's base salary.

     6. Termination Upon Disability or Death. In the event that Employee shall become disabled, Employer may terminate this Agreement upon thirty (30) days written notice to Employee. For purposes of this Agreement, the term "disabled" is used as defined in the Amended and Restated Shareholders' Agreement among Employer and certain of its shareholders, including Employee, being entered into contemporaneously with this Agreement. If Employee dies during the term of this Agreement or if this Agreement is terminated pursuant to the preceding sentence, Employee or his estate shall be paid as additional compensation hereunder, within sixty (60) days after such termination, an amount equal to two times Employee's annual base salary as then in effect or the balance due under this Agreement, whichever is greater.

     7. Termination for Cause. Employer may terminate its obligations under this Agreement for cause upon thirty (30) days written notice. For purposes of this Agreement, "cause" means (a) continued and deliberate neglect by Employee of employment duties continuing for thirty (30) days after written notice from Employer specifying the neglect; (b) willful misconduct of Employee in connection with the performance of any of his duties; (c) fraud, embezzlement, theft or other dishonesty by Employee with respect to Employer; (d) the commission by the Employer of any felony or any other crime involving dishonesty or moral turpitude; or (e) material breach by Employee of Section 9 of this Agreement. Upon such termination, all obligations of Employer to Employee under this Agreement, except for any accrued and unpaid salary or benefits, shall cease except as may otherwise be required by law. If Employer terminates the employment of Employee pursuant to this Section 7, Employee shall have no further liability or obligations to Employer except his obligations under
Section 9. In any action or proceeding in which Employer asserts the existence of cause for termination, whether asserted as a claim, a counterclaim, an affirmative defense, or otherwise, Employer shall have the burden of proving by clear and convincing evidence that cause for termination exists.

     8. Voluntary Termination. If Employee voluntarily resigns or otherwise voluntarily leaves the employ of the Company in violation of this Agreement, Employer's obligations to Employee under this Agreement, except for any accrued and unpaid salary and benefits, shall cease.

     9. Confidentiality. Employee will maintain in strict confidence and will not use or disclose, except for the business purposes of Employer, any confidential information obtained from and belonging to Employer. Confidential information includes, but is not limited to, trade secrets, supplier information, customer information, pricing information, internal corporate planning, Employer's secrets, historical financial data and forecasts, long-range plans and strategies, and any other data or information of or concerning Employer that is not generally known to the public or the industry in which Employer is engaged.

     10. Severability and Enforcement. If any provision of this Agreement is unlawful or against public policy and thus void or is otherwise declared void, such provision shall not be deemed part of this Agreement, which otherwise shall remain in full force and effect.

     11. Governing Law. This Agreement shall be construed according to the laws of the State of Delaware, without giving effect to the principles of the conflicts of law.

     12. Notices. All written notices required by this Agreement shall be deemed given when delivered personally or sent by registered or certified mail or courier service, return receipt requested, to the parties at their last known addresses. Each party may, from time to time, and shall, upon request of the other party, designate an address to which notices should be sent.

     13. Amendment. This Agreement may not be amended except by the written agreement of the parties.

     14. Binding Effect. This Agreement shall be binding on Employee, his heirs, executors, personal representative, and assigns, and on Employer, its successors and assigns. Should there be a consolidation or merger of Employer with or into another entity or a purchase of all or substantially all of the assets of Employer by another entity, Employer shall take all action necessary so that the surviving or acquiring entity will succeed to the rights and obligations of Employer under and be bound by this Agreement.

     15. Entire Contract. This Agreement constitutes the entire agreement between the parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date specified above.

                                                 KNIGHT FULLER, INC.


                                                 /s/ ROBERT E. DIXON
                                                 -----------------------------
                                                 By: Robert E. Dixon
                                                 Co-Chief Executive Officer






                                                 /s/ WILLIAM G. KNUFF, III
                                                 -----------------------------
                                                 William G. Knuff, III